UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2022

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

(713) 660-1100

Registrant’s telephone number, including area code: (303) 219-9771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FILING NOTE:

This Form 8-K/A is being filed to correct the description of the Exhibits in the original filing and to correct certain limited typographical errors. The original filing on Form 8-K was inadvertently filed prematurely by the Company’s service provider.

Item 1.01. Entry into a Material Definitive Agreement.

The Registration Statement on Form S-1 (SEC File Number 333-261989) (the “Registration Statement”) of Nexalin Technology, Inc. (the “Company”) related to its initial public offering under the Securities Act of 1933, as amended (the “Act”), was declared effective by the Securities and Exchange Commission on September 15, 2022.

On Tuesday, September 20, 2022, the Company completed the initial public offering. Maxim Group LLC (Maxim”) acted as the sole book-running manager in connection with the offering.

The offering consisted of 2,315,000 shares of its common stock and 2,315,000 accompanying warrants to purchase 2,315,000 shares of common stock. Each share of common stock was sold together with one warrant to purchase one share of common stock with an exercise price of $4.15 per share at a combined offering price of $4.15, for gross proceeds of approximately $9.6 million, before deducting underwriting discounts and offering expenses. Additionally, Maxim partially exercised its overallotment option by purchasing 347,250 warrants. The Company received net proceeds of approximately $8.7 million after underwriters expenses and commissions.

In connection with the closing, the Company’s Warrant Agreement (“Warrant Agreement”) with Continental Stock Transfer & Trust Company became operative. Pursuant to the Warrant Agreement, Continental Stock agreed to act as warrant agent for the warrants issued in connection with the initial public offering. Pursuant to the Warrant Agreement, the warrants are exercisable for a term of three years (September 19, 2025).

The Warrants are redeemable, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of our common stock equals or exceeds $12.45 per share (300% of the initial public offering price) for any 20 trading days within a 30 trading day period ending three (3) business days before we send the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The foregoing summary of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement dated September 16, 2022. A copy of the Warrant Agreement is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The provisions of the Warrant Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

Item 8.01 Other Information.

On September 20, 2022 the Company issued a press release announcing the closing of the Offering. A copy of the press releases is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

A final prospectus relating to the offering will be filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in this offering, interested parties should read in its entirety the Registration Statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

The information disclosed under this Item 8.01, including Exhibit 99.1, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Warrant Agreement dated as of September 16, 2022 between the Registrant and Continental Stock Transfer & Trust Company

99.1	Press Release dated September 20, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Mark White
Chief Executive Officer

Dated: September 20, 2022

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